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                                                                     Exhibit 5.1


                                      November  6, 1996


Viisage Technology, Inc.
531 Main Street
Acton, Massachusetts 01720

     Re:  Viisage Technology, Inc.
          Registration Statement on Form S-1
          File No. 333-10649
          ----------------------------------

Ladies and Gentlemen:

     At your request, we are rendering this opinion in connection with a proposed sale by Viisage Technology, Inc., a Delaware corporation (the "Company") comprised of (i) up to 2,375,000 shares of Common Stock (of which up to 375,000 shares are to be issued to cover over-allotments, if any) to be issued and sold by the Company (the "Primary Shares") and (ii) 500,000 shares of Common Stock to be sold by the Selling Stockholder (the "Secondary Shares").

     We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

     Based on such examination, we are of the opinion that (i) the Primary Shares to be issued and sold by the Company (of which up to 375,000 shares are to be issued to cover over-allotments, if any) are validly authorized shares of Common Stock, and, when issued against payment of the purchase price therefor, will be legally issued, fully paid, and nonassessable and (ii) the Secondary Shares are validly authorized, legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of our name whereever it appears in said Registration Statement, including the Prospectus constituting a part thereof, as originally filed or as subsequently amended or supplemented.
In giving such consent, we do not consider that we are "experts" within the meaning of such terms as used in the Securities Act of 1933, as
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Viisage Technology, Inc.
November 6, 1996
Page Two

amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,

                                 /s/ Finnegan, Hickey, Dinsmoor & Johnson, P.C.

                                 FINNEGAN, HICKEY, DINSMOOR & JOHNSON, P.C.